SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): December 11, 1998


                  JMB INCOME PROPERTIES, LTD. - XIII
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)





     Illinois                0-19496                 36-3426137
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(State or other)           (Commission          (IRS Employer
 Jurisdiction of            File Number)         Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                    FOUNTAIN VALLEY INDUSTRIAL PARK
                      FOUNTAIN VALLEY, CALIFORNIA
                    ------------------------------


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On December 11, 1998 (the "Closing Date") (pursuant to an agreement to purchase dated November 9,
1998), JMB Income Properties, Ltd. - XIII (the "Partnership"), an Illinois limited partnership, sold the remaining land and related improvements known as the Fountain Valley Industrial Park (the "Property") located in Fountain Valley (Los Angeles), California. The purchaser, T.A. Realty Corp., a Massachusetts corporation, is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations.

     The sale price of the Property was $21,475,000 and net cash proceeds received from the sale, net of closing costs, broker commissions and the outstanding mortgage note of approximately $6,272,000 including a prepayment premium (as defined) was approximately $14,700,000. The Property was 100% occupied at the date of sale. The Property was classified as held for sale as of December 31, 1996 and therefore has not been subject to continued depreciation as of that date for financial reporting purposes. The sale is expected to result in a gain to the Partnership in 1998 of approximately $4,000,000 for financial reporting purposes. In addition, the Partnership expects to report a gain on sale of approximately $2,500,000 for Federal income tax reporting purposes in 1998.

In addition, in connection with the sale of this property and is customary in such transactions, the Partnership agreed to certain representations and warranties with a stipulated survival period which expires June 11, 1999. Although it is not expected, the Partnership may ultimately have some liability under such representations and warranties which are limited to actual damages and shall in no event exceed $1,000,000 in the aggregate.

     The Partnership Agreement provides that the General Partners shall be allocated from sale proceeds (net after expenses and retained working capital)(1) the amount necessary to provide for the amount of cash distributions accrued to them, but deferred as provided under the Partnership Agreement (2) up to 2% of the selling price of the property being sold and (3) that the balance be allocated 85% to the Limited Partners and 15% to the General Partners. However, the Limited Partners shall be allocated 100% of such net sale proceeds until the Limited Partners (not including the Special Limited Partner) (i) have been allocated cumulative cash distributions from the Partnership's operations which, when combined with sale or refinancing proceeds previously distributed under this clause (i), equal a 6% annual return on the Limited Partners' average capital investment (their initial capital investment as reduced by sale or refinancing proceeds previously distributed) for each year commencing with the third fiscal quarter of 1987, (ii) have been allocated cash distributions of sale or refinancing proceeds in an amount equal to the Limited Partners' aggregate initial capital investment in the Partnership. Notwithstanding the foregoing, payment of the portion of the sale and refinancing proceeds allocable to the General Partners pursuant to the above is deferred until such time as the Limited Partners have received cash distributions of sale and refinancing proceeds and of the Partnership's operations, in an amount equal to the Limited Partners' initial capital investment in the Partnership plus a 9% annual return (on a non-compounded basis) on the Limited Partners' average capital investment. Accordingly, the General Partners are waiving their right to receive this allocation of sales proceeds from this sale. Therefore, no portion of the proceeds of this sale is distributable to the General Partners.

     The Fountain Valley Industrial Park was the Partnership's only remaining asset and due to its sale, the Partnership intends to wind up its affairs and liquidate by year-end, with a portion of the liquidating proceeds to be deposited in the liquidating trust as described below.

     In connection with the planned liquidation and termination of the Partnership, the Managing General Partner currently intends to cause the formation of a liquidating trust on or before December 31, 1998, in which all of the Partnership's remaining assets, subject to liabilities, will be transferred. The initial trustees of the liquidating trust are expected to be individuals who are officers of the Managing General Partner. Each Holder of Interests in the Partnership would, upon the establishment of the liquidating trust, be deemed to be the beneficial owner of a comparable share of the aggregate beneficial interests in the liquidating trust. It is anticipated that the liquidating trust would permit the realization of substantial cost savings in administrative and other expenses until any residual liabilities (including contingent liabilities) of the Partnership are paid or otherwise determined to be extinguished and any remaining funds are distributed to the beneficial owners of the liquidating trust. The liquidating trust is expected to be in existence for approximately one year, subject to extension under certain circumstances.

     In accordance with the Purchase Agreement, the Partnership is required to establish reserves of at least $1,100,000 in cash or reasonably liquid investments as of the Closing Date for the purpose of paying any specified liabilities (as defined) during the survival period. These reserves are expected to be held in the liquidating trust.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not Applicable.

     (b)   Pro Forma Financial Information - Narrative.

     As a result of the sale of the Property, beyond the date of sale there will be no further rental and other income, property operating expenses, mortgage interest and amortization of deferred expenses recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1997) were $2,214,592, $551,385, $451,940 and $80,923, respectively.
Rental and other income, property operating expenses, mortgage interest and amortization recorded for the Property were $1,662,962, $392,649, $334,604 and $58,214, respectively, for the nine months ended September 30, 1998. Also, as a result of the sale of the Property, there are no further assets and liabilities related to the Property, which at September 30, 1998 consisted of land and building and improvements (net of accumulated depreciation) of approximately $15,488,000; other current assets of approximately $451,000; escrow deposits of approximately $123,000; deferred expenses of approximately $338,000; accrued rents receivable of approximately $319,000; long-term debt of approximately $5,816,000; current liabilities of approximately $837,000 and security deposits of approximately $157,000.

     (c)   Exhibits.

           10.1 Purchase Agreement between JMB Income Properties, Ltd. - XIII and T.A. Realty Corp. dated November 9, 1998, and exhibits thereto.

           10.2  First Amendment to Purchase Agreement between
                 JMB Income Properties, Ltd. - XIII and T.A. Realty Corp. dated November 25, 1998.

           10.3  Second Amendment to Purchase Agreement between
                 JMB Income Properties, Ltd. - XIII and T.A.
                 Realty Corp. dated December 10, 1998.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            JMB INCOME PROPERTIES, LTD. - XIII

                            By:   JMB Realty Corporation
                                  Managing General Partner


                                  By:  GAILEN J. HULL
                                       ----------------------
                                       Gailen J. Hull
                                       Senior Vice President






Dated: December 22, 1998